Exhibit 99.1

Biora Therapeutics Provides Corporate Update and Reports

First Quarter 2022 Financial Results

Completed transformation with the launch of Biora Therapeutics to reflect the company’s focus on oral therapeutic solutions

Successfully transferred its single-molecule detection platform with launch of Enumera Molecular

Strengthened therapeutics capability and leadership with addition of Paul Shabram and opening of operations lab space

Management will host conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific

SAN DIEGO, May 10, 2022 – Biora Therapeutics, Inc. (Nasdaq: BIOR), the biotech company that is reimagining therapeutics, today provided a corporate update and reported financial results for the first quarter ended March 31, 2022.

The company’s launch of Biora Therapeutics is aligned with its mission to reimagine therapeutics and their delivery. By creating innovative smart pills designed for targeted drug delivery to the GI tract, and systemic, needle-free delivery of biotherapeutics, the company is developing therapies to improve patients’ lives. Biora envisions a world where patients have access to needle-free drug delivery and better therapeutic outcomes.

Rapid induction and remission may be possible in ulcerative colitis (UC) patients through targeted delivery of therapeutics directly to the tissue of the lower GI tract. The company and its clinical collaborators presented data at several important scientific conferences during the first quarter, demonstrating the potential benefit of increasing drug concentration in GI tissue by delivering drug directly to the site of disease, which is the goal of the company’s lead targeted therapeutics program.

“We are happy with the progress of the company transformation, which has culminated in the launch of Biora Therapeutics,” said Adi Mohanty, Chief Executive Officer of Biora Therapeutics. “The successful transfer of our single molecule detection platform is an example of how we continue to leverage our diagnostics assets while focusing resources on our oral therapeutics programs, some of which have the potential to impact the treatment of diseases with significant unmet need and representing large market opportunities.” Mr. Mohanty continued, “We are on track to generate important data with our therapeutics programs this year, which should continue to demonstrate the potential of these programs.”

First Quarter 2022 Results and Other Recent Corporate Highlights

•
Initiated a follow-on clinical device performance study evaluating the performance of the drug delivery system (DDS) device in patients with active ulcerative colitis.
•
Clinical collaborators presented patient data on indicators of efficacy in the treatment of GI disorders at the 17th Congress of the European Crohn’s and Colitis Organization (ECCO), and in an oral presentation during the 34th edition of the Belgian Week of Gastroenterology.
•
Clinical collaborators presented patient data exploring potential causes for the 30% of patients who are primary non-responders to anti-TNF therapies during the 17th Congress of ECCO.
•
Completed the transfer of its single-molecule detection platform to newly formed Enumera Molecular, which intends to develop and commercialize the platform, and is funded initially with a $10 million investment from healthcare fund Arboretum Ventures.
•
Raised $3.7 million in gross proceeds through its ATM program.
•
Strengthened the management team with the appointment of Paul Shabram as Senior Vice President, Technical Operations.

First Quarter 2022 Financial Results

Comparison of Three Months Ended March 31, 2022 and December 31, 2021

The company generated $1.4 million in revenues during the first quarter, out of which $1.3 million came from discontinued operations. The company generated $7.7 million in revenues during the fourth quarter, out of which $7.2 million came from discontinued operations. Operating expenses were $20.0 million for the three months ended March 31, 2022, compared to $20.6 million for the three months ended December 31, 2021.

Net loss was $13.8 million for the three months ended March 31, 2022 and net loss per share was $0.08, compared to net loss of $92.9 million and net loss per share of $0.56 for the three months ended December 31, 2021.

Net gain from discontinued operations was $0.7 million for the three months ended March 31, 2022 with no impact to earnings per share, compared to net loss from discontinued operations of $10.1 million and net loss per share of $0.06 for the three months ended December 31, 2021.

Comparison of Three Months Ended March 31, 2022 and 2021

Operating expenses were $20.0 million for the three months ended March 31, 2022, compared to $31.6 million for the three months ended March 31, 2021.

Net loss was $13.8 million for the three months ended March 31, 2022 and net loss per share was $0.08, compared to net loss of $32.3 million and net loss per share of $0.56 for the three months ended March 31, 2021.

Net loss from discontinued operations was $0.7 million for the three months ended March 31, 2022, with no impact to earnings per share, compared to net loss from discontinued operations of $14.8 million and net loss per share for discontinued operations of $0.26 for the three months ended March 31, 2021.

Webcast and Conference Call Information

Biora Therapeutics will host a webcast and conference call to discuss the first quarter financial results and answer investment community questions today, Wednesday, May 10, 2022 at 4:30 p.m. Eastern / 1:30 p.m. Pacific.

The live call on May 10 may be accessed by dialing 1-800-926-4402 (domestic) or 1-416-641-6700 (international) and entering the conference code: 22018599. A live webcast will be available via the Investor Relations section of the company website at bioratherapeutics.com, with a replay available online for 60 days following the call.

About Biora Therapeutics

Biora Therapeutics is the biotech company that is reimagining therapeutics. By creating innovative smart pills designed for targeted drug delivery to the GI tract, and systemic, needle-free delivery of biotherapeutics, the company is developing therapies to improve patients’ lives. Biora envisions a world where patients have access to needle-free drug delivery and better therapeutic outcomes.

For more information, visit bioratherapeutics.com or follow the company on LinkedIn or Twitter.

Safe Harbor Statement or Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts included in this press release, including statements concerning the progress and future expectations of our research and development efforts, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our plans, estimates, and expectations, as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this press release. Such risks, uncertainties, and other factors include, among others, our ability to innovate in the field of precision medicine, our ability to obtain and maintain regulatory approval or clearance of our products on expected timelines or at all, our plans to research, develop, and commercialize new products, the unpredictable relationship between preclinical study results and clinical study results, our expectations regarding future revenue generating opportunities with current or future pharmaceutical collaborators, our ability to raise sufficient capital to achieve our business objectives, the ongoing COVID-19 pandemic, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and other subsequent documents, including Quarterly Reports, that we file with the SEC.

Biora Therapeutics expressly disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Chuck Padala

Managing Director, LifeSci Advisors

IR@bioratherapeutics.com

(646) 627-8390

Media Contact

media@bioratherapeutics.com

Biora Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021
Revenues	$107	$435
Operating expenses:
Research and development	6,558	8,485
Selling, general and administrative	13,457	12,109
Total operating expenses	20,015	20,594
Loss from operations	(19,908)	(20,159)
Interest (expense) income, net	(2,760)	(2,186)
Gain on warrant liability	8,989	(48,339)
Other (expense) income, net	(811)	(12,222)
Loss before income taxes	(14,490)	(82,906)
Income tax benefit	—	(119)
Loss from continuing operations	(14,490)	(82,787)
Gain (loss) from discontinued operations	682	(10,087)
Net loss	$(13,808)	$(92,874)
Net loss per share from continuing operations, basic and diluted	$(0.08)	$(0.50)
Net gain (loss) per share from discontinued operations, basic and diluted	—	$(0.06)
Net loss per share, basic and diluted	$(0.08)	$(0.56)
Weighted average shares outstanding, basic and diluted	183,201,663	166,072,192

Biora Therapeutics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
		(1)
Revenues	$107	$167
Operating expenses:
Research and development	6,558	11,673
Selling, general and administrative	13,457	19,958
Total operating expenses	20,015	31,631
Loss from operations	(19,908)	(31,464)
Interest (expense) income, net	(2,760)	(3,520)
Gain on warrant liability	8,989	2,650
Other (expense) income, net	(811)	14,873
Loss from continuing operations	(14,490)	(17,461)
Gain (loss) from discontinued operations	682	(14,803)
Net loss	$(13,808)	$(32,264)
Net loss per share from continuing operations, basic and diluted	$(0.08)	$(0.30)
Net gain (loss) per share from discontinued operations, basic and diluted	—	$(0.26)
Net loss per share, basic and diluted	$(0.08)	$(0.56)
Weighted average shares outstanding, basic and diluted	183,201,663	57,493,800

1. The condensed consolidated statement of operations for the three months ended March 31, 2021 has been adjusted to reflect discontinued operations.

Biora Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
		(1)
Assets
Current assets:
Cash and cash equivalents	$67,234	$88,397
Accounts receivable, net	—	653
Prepaid expenses and other current assets	5,639	7,232
Current assets of disposal group held for sale	2,147	2,147
Total current assets	75,020	98,429
Property and equipment, net	2,742	4,012
Right-of-use assets	2,578	—
Other assets	326	326
Goodwill	6,072	6,072
Total assets	$86,738	$108,839
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$5,380	$8,709
Accrued expenses and other current liabilities	31,603	34,157
Warrant liability	9,742	18,731
Current portion of capital lease obligations	—	12
Total current liabilities	46,725	61,609
Convertible notes, net	126,736	126,392
Other long-term liabilities	6,462	5,814
Total liabilities	$179,923	$193,815
Stockholders' deficit:
Common stock	148	146
Additional paid-in capital	728,243	722,646
Accumulated deficit	(802,494)	(788,686)
Treasury stock	(19,082)	(19,082)
Total stockholders' deficit	(93,185)	(84,976)
Total liabilities and stockholders' deficit	$86,738	$108,839

(1) The condensed consolidated balance sheet data as of December 31, 2021 has been derived from the audited consolidated financial statements